UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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SCHEDULE 14A INFORMATION
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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐    Soliciting Material Pursuant to §240.14a-12
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TRISTATE CAPITAL HOLDINGS, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement if other than the registrant)
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November 30, 2020

Dear Fellow Shareholder:

The Board of Directors of TriState Capital Holdings, Inc. has called a special meeting of the Company’s shareholders to be held on Wednesday, December 30, 2020, at 8:00 a.m. Eastern Time, to be held solely over the Internet in a virtual-only format at https://www.issuerdirect.com/virtual-event/tsc. At the special meeting the Board of Directors is pleased to present – and unanimously recommends voting FOR approval of – a proposal of the potential issuance of greater than 19.99% of TriState Capital’s outstanding common stock upon conversion of the Series C Preferred Stock (as defined below). Such proposal is made in connection with the Company’s definitive agreement to raise $105 million in new capital from funds managed by Stone Point Capital LLC (“Stone Point”).

As we announced on October 12, 2020, after an extensive strategic capital review and private offering process, the Company entered into an agreement to issue common equity, preferred stock and warrants to funds managed by Stone Point to fund continued execution of our growth strategy for our TriState Capital Bank and Chartwell Investment Partners businesses.

TriState Capital has profitably grown assets by more than $2 billion organically over the last 12 months, even with 2020’s extraordinary operating environment. We view the proposed transaction as providing efficient access to capital which we believe will support the next $1 billion to $2 billion of profitable organic asset growth, with reasonable pricing and certainty of execution.

Pursuant to the Investment Agreement, TriState Capital agreed to sell to funds managed by Stone Point:

Common Equity – 2,770,083 shares of TriState Capital common stock for $40 million, or $14.44 per share, which was the stock’s closing price on October 9, 2020, the business day before we entered into the transaction. This will be TriState Capital’s first common equity raise since the Company’s 2013 initial public offering.

Convertible Preferred Stock – 650 shares of a new Series C perpetual non-cumulative convertible non-voting preferred stock, no par value (the “Series C Preferred Stock”), with a conversion into shares of common stock or a future series of non-voting common stock at the price of $13.75 per share and a quarterly dividend at an annualized rate of 6.75%, for $65 million.

Warrants – Warrants exercisable for an aggregate of 922,438 shares of common stock or a future series of non-voting common stock at an exercise price of $17.50 per share (the “Warrants”).

Immediately following the closing, the Stone Point-managed funds are expected to own approximately 8.5% of TriState Capital’s common stock outstanding. Under the definitive agreement with such funds and consistent with banking regulations, at no time may such funds own, control or have the power to vote 10% or more of TriState Capital’s voting securities. Based on the entirety of this transaction, on a fully diluted basis, a total of 9,423,430 shares of common stock may be issued or issuable upon the conversion of the Series C Preferred Stock and exercise of the Warrants (inclusive of shares issuable in connection with potential in-kind dividend payments on the Series C Preferred Stock) and, in each case, included in the Company’s computation of diluted earnings per share. Additional information regarding this transaction is set forth in the attached proxy statement and in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 13, 2020.

The Company structured this private placement in order to meet the capital needs of our highly differentiated business model, which encompasses a world-class investment management firm approaching $10 billion in client assets and a bank with nearly $10 billion in assets that is the nation’s leading independent provider of marketable securities backed private banking loans and a top-performing regional commercial bank.

Only after identifying and meeting with a number of high quality, sophisticated investors did we select Stone Point, a financial services-focused private equity firm, which has raised and managed eight private equity funds – the Trident Funds – with aggregate committed capital of more than $26 billion. Stone Point targets investments in companies in the global financial services industry and related sectors. We also expect Stone Point to designate a director at the closing of the investment transaction or within 60 days of the closing, complementing the strength of our current Board.

In connection with TriState Capital’s transaction with Stone Point, we ask that you review the enclosed Proxy Statement and the proposals discussed therein to (1) approve, for purposes of Nasdaq Rule 5635(d), the potential issuance of greater than 19.99% of TriState Capital’s outstanding common stock through this full transaction upon conversion of the Series C Preferred Stock (“Proposal 1”), and (2) one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the special meeting or in the absence of a quorum (“Proposal 2”). The Board of Directors unanimously recommends a vote FOR each of Proposal 1 and Proposal 2.

With Stone Point’s investment, TriState Capital will be well positioned with capital through 2021, to continue executing our strategy to generate sustainable double-digit organic loan growth at TriState Capital Bank and Chartwell Investment Partners. Heading into the new year, we are very excited about the opportunities this Company is positioned to take advantage of, and we appreciate your continued support and confidence.

Sincerely,
James F. Getz
Chairman and Chief Executive Officer

TriState Capital Holdings, Inc.
One Oxford Centre
301 Grant Street, Suite 2700
Pittsburgh, Pennsylvania 15219

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 30, 2020

To the Shareholders of TriState Capital Holdings, Inc.:

Notice is hereby given that a Special Meeting of Shareholders (the “Special Meeting”) of TriState Capital Holdings, Inc. (“TriState Capital” or the “Company”), will be held on Wednesday, December 30, 2020, at 8:00 a.m., Eastern Time, solely over the Internet in a virtual-only format at https://www.issuerdirect.com/virtual-event/tsc. You will not be able to attend the Special Meeting in person at a physical location. The Special Meeting is being held solely for the purpose of considering and voting on the following matters:

1.To approve, for purposes of Nasdaq Rule 5635(d), the potential issuance of greater than 19.99% of the Company’s outstanding common stock upon conversion of the Company’s Series C Preferred Stock; and

2.To approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum.

The Board of Directors of the Company has unanimously approved these proposals and recommends that you vote “FOR” these proposals.

Only shareholders of record of TriState Capital at the close of business on November 23, 2020, are entitled to notice of, to vote at and to virtually attend such meeting or any adjournment thereof.

Your vote is important. Please read the attached proxy statement carefully for information about the matters you are being asked to consider and vote upon. In order to ensure your representation at the Special Meeting, please mark, sign, date and return the enclosed proxy as soon as possible in the enclosed envelope (no postage is required for mailing in the United States) or vote by Internet or by telephone as described in the enclosed materials. The proxy materials will be mailed on or about November 30, 2020.

By Order of the Board of Directors,

James F. Bauerle, Secretary

Pittsburgh, Pennsylvania
November 30, 2020

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders
to be Held on December 30, 2020.

TRISTATE CAPITAL HOLDINGS, INC.

PROXY STATEMENT - TABLE OF CONTENTS

TRISTATE CAPITAL HOLDINGS, INC.

PROXY STATEMENT FOR
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 30, 2020

INTRODUCTION

The board of directors (the “Board”) of TriState Capital Holdings, Inc. (“TriState Capital,” the “Company,” “we,” “us” or “our”) is soliciting proxies for our Special Meeting of Shareholders and any adjournments of that meeting (the “Special Meeting”), which will be held as set forth in the accompanying Notice of Meeting. Even if you currently plan to attend the meeting, we urge you to vote by proxy before the meeting to ensure that your vote will be counted.

Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our shareholders, employees, partners and communities, the Special Meeting will be held solely over the Internet in a virtual-only format at https://www.issuerdirect.com/virtual-event/tsc. Because the meeting will be held in a virtual-only format, you will not be able to attend the Special Meeting in person at a physical location.

Copies of the documents included in this mailing, including the proxy statement and our Annual Report to Shareholders, are also available at https://investors.tristatecapitalbank.com/annual-meeting-materials, by calling us at 412-304-0304 or by sending an e-mail request to investorrelations@tscbank.com.

MEETING INFORMATION

Matters to be Considered at the Special Meeting

The matters to be acted upon at the Special Meeting are limited to the following two proposals.

Proposal 1: We are seeking the approval, for purposes of Nasdaq Rule 5635(d), of the potential issuance of`greater than 19.99% of our outstanding common stock, no par value (the “Common Stock”) (or, if created, non-voting common stock (the “Non-Voting Common Stock”), upon conversion of the Company’s Series C perpetual non-cumulative convertible non-voting preferred stock, no par value (the “Series C Preferred Stock”).

Proposal 2: We are seeking the approval of one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum.

Voting Procedures and Revocation

If you are a Record Holder. If your shares are registered directly in your name with our stock transfer agent, you are considered the shareholder of record with respect to those shares. The proxy materials are being sent directly to you by the stock transfer agent at our request. There are three ways you can vote by proxy:

•you may vote over the Internet by going to www.cesvote.com and entering your control number that appears in the proxy materials you receive by mail;

•you may vote by telephone by calling 1-888-693-8683 and following the recorded instructions (if you vote by telephone, you will also need your control number); or

•you may vote by filling out the proxy card accompanying the copy of this proxy statement you receive by mail and sending it back in the envelope provided.

The deadline for record holders to vote by telephone or over the Internet is 3:00 a.m., Eastern Time, on December 30, 2020.

If you are a record holder you can revoke your proxy at any time before the vote is taken at the Special Meeting by submitting to our Corporate Secretary written notice of revocation, which you can do at the meeting if you attend or by timely completing and returning a new proxy card as of a later date. Written notices of revocation and other communications about revoking proxies should be addressed to TriState Capital Holdings, Inc., One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, Pennsylvania 15219,

ATTN: Corporate Secretary. If you vote by proxy and then attend the Special Meeting, you do not need to vote again at the meeting unless you want to change your prior vote. Attending the Special Meeting will not cancel your proxy unless you vote at the Special Meeting.

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with the instructions received. If you sign and return your proxy card without giving specific voting instructions, your proxy will be voted in accordance with the Board’s recommendations below. Except for procedural matters incident to the conduct of the Special Meeting, management does not intend to present any business at the Special Meeting for a vote other than the matters set forth in the notice of the Special Meeting, and management has no information that others will do so. If any other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies in their discretion.

If Your Shares Are Held in Street Name. If you hold your shares in “street name,” your bank, broker or other nominee is the record holder of your shares and you are considered the “beneficial owner” of the shares. As the beneficial owner, you have the right to direct your record holder as to how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. As a result, your bank, broker or other nominee will provide you with these proxy materials together with instructions as to how to direct the bank, broker or other nominee to vote your shares.

If you hold shares in street name, it is important for you to give your bank, broker or other nominee instructions as to how to vote your shares. Banks, brokers and other nominees have discretionary voting power only with respect to routine matters, and failure to provide instructions with respect to any non-routine matter will result in a broker non-vote. Banks, brokers and other nominees will not have discretion to vote uninstructed shares with respect to either proposal to be considered at the Special Meeting. As a result, if you do not provide voting instructions, your bank, broker or other nominee will not be able to vote your shares and a broker non-vote will be deemed to have occurred as to your shares regarding Proposal 1 and Proposal 2.

We strongly urge all shareholders holding stock in street name to give instructions to their bank, broker or other nominee so that their votes are counted.

If your shares are held in street name and after you give voting instructions to your bank, broker or other nominee you wish to revoke those instructions, you will need to follow the procedures established by such bank, broker or other nominee.

Attending the Virtual-Only Special Meeting

To attend the virtual-only Special Meeting, you must enter a control number and follow the instructions for voting available on the meeting website.

•If you are a registered shareholder, your control number can be found on the proxy card, notice or email previously distributed to you.

•If your shares are held in street name through an intermediary, such as a bank, broker or other nominee, you must obtain a control number in advance to vote during the meeting. To obtain a control number, you must obtain a legal proxy from such intermediary authorizing you to vote your shares at the Special Meeting and submit proof of your legal proxy issued to you by your bank, broker or other nominee by sending a copy of your legal proxy, along with your name and email address, to InvestorCom LLC via email at info@investor-com.com. Requests for a control number must be labeled as “Legal Proxy” and must be received by InvestorCom LLC no later than 5:00 p.m., Eastern Time, on December 27, 2020. Street name shareholders who timely submit proof of their legal proxy will receive a confirmation email from InvestorCom LLC that includes their control number.

Recommendations of the Board

For the reasons set forth in more detail later in this proxy statement, the Board recommends you vote:

1.FOR the approval, for purposes of Nasdaq Rule 5635(d), of the potential issuance of greater than 19.99% of the Company’s outstanding Common Stock upon conversion of Series C Preferred Stock; and

2.FOR the approval of one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum.

Record Date; Quorum; Required Vote

The securities that can be voted at the Special Meeting consist of all issued and outstanding shares of Common Stock, with each share entitling its owner to one vote on all matters. Only holders of record of our Common Stock at the close of business on November 23, 2020 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting. There were [●] record holders of Common Stock and [●] shares of Common Stock issued and outstanding as of the Record Date.

A quorum is required for the transaction of business at the Special Meeting. A quorum is the presence at the meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast. Abstentions will be counted as present for purposes of determining presence or absence of a quorum, but broker non-votes will not be counted as present for such purposes.

The vote required for the proposals identified in the Notice of Meeting are as follows:

1.Approval, for purposes of Nasdaq Rule 5635(d), of the potential issuance of greater than 19.99% of the Company’s outstanding Common Stock upon conversion of Series C Preferred Stock – a majority of the votes cast at the Special Meeting. You may vote “For,” “Against” or “Abstain” on Proposal 1; and

2.Approval of one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum – a majority of the votes cast at the Special Meeting. You may vote “For,” “Against” or “Abstain” on Proposal 2.

Abstentions and broker non-votes will have no effect on the votes on Proposal 1 or Proposal 2.

Solicitation of Proxies

This proxy statement is being furnished in connection with the solicitation of proxies by the Board. The cost of soliciting proxies in the form enclosed herewith will be borne by us. In addition to the solicitation of proxies by mail, Internet and telephone, our directors, officers and other employees may also solicit proxies personally or by telephone, although they will not receive any additional compensation for doing so. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our Common Stock.

In addition, the Company has retained InvestorCom LLC to act as a proxy solicitor in conjunction with the Special Meeting. The Company has agreed to pay InvestorCom LLC approximately $12,500 plus reasonable out-of-pocket expenses for proxy solicitation services.

We expect to first provide this proxy statement to our shareholders on or about November 30, 2020.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance, as well as our goals and objectives for future operations, financial and business trends, business prospects, our expected sale of securities to T-VIII PubOpps LP and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other measures of future financial or business performance, strategies or expectations. These statements are often, but not always, indicated through the use of words or phrases such as “achieve,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “maintain,” “may,” “opportunity,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “sustain,” “target,” “trend,” “will,” “will likely result,” and “would,” or the negative version of those words or other comparable statements of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry and beliefs or assumptions made by management, many of which, by their nature, are inherently uncertain. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that change over time and are difficult to predict, including, but not limited to, the following:

•risks associated with COVID-19 and their expected impact and duration, including effects on our operations, our clients, economic conditions and the demand for our products and services;

•the failure or inability to complete our recently announced private placement of securities due to the failure to satisfy any conditions to closing of the transaction or otherwise;

•our ability to prudently manage our growth and execute our strategy; including the successful integration of past and future acquisitions, our ability to fully realize the cost savings and other benefits of our acquisitions, manage risks related to business disruption following those acquisitions, and manage customer disintermediation;

•deterioration of our asset quality;

•our level of non-performing assets and the costs associated with resolving problem loans, including litigation and other costs;

•possible additional loan and lease losses and impairment, changes in the value of collateral securing our loans and leases and the collectability of loans and leases; particularly as a result of the COVID-19 pandemic and the programs implemented by the Coronavirus Aid, Relief, and Economic Security Act, including its automatic loan forbearance provisions;

•possible changes in the speed of loan prepayments by customers and loan origination or sales volumes;

•business and economic conditions and trends generally and in the financial services industry, nationally and within our local market areas, including the effects of an increase in unemployment levels, slowdowns in economic growth and changes in demand for products or services or the value of assets under management;

•our ability to maintain important deposit customer relationships, our reputation and otherwise avoid liquidity risks;

•changes in management personnel;

•our ability to recruit and retain key employees;

•volatility and direction of interest rates;

•risks related to the phasing out of LIBOR and changes in the manner of calculating reference rates, as well as the impact of the phase out of LIBOR and introduction of alternative reference rates on the value of loans and other financial instruments we hold that are linked to LIBOR;

•changes in accounting policies, accounting standards, or authoritative accounting guidance, including the current expected credit loss model, which may increase the level of our allowance for credit losses upon adoption;

•any impairment of our goodwill or other intangible assets;

•our ability to develop and provide competitive products and services that appeal to our customers and target markets;

•our ability to provide investment management performance competitive with our peers and benchmarks;

•fluctuations in the carrying value of the assets under management held by our Chartwell Investment Partners, LLC subsidiary, as well as the relative and absolute investment performance of such subsidiary’s investment products;

•operational risks associated with our business, including technology and cyber-security related risks;

•increased competition in the financial services industry, particularly from regional and national institutions;

•negative perceptions or publicity with respect to any products or services we offer;

•adverse judgments or other resolutions of pending and future legal proceedings, and costs incurred in defending such proceedings;

•changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters, including economic stimulus programs, and potential expenses associated with complying with such laws and regulations;

•our ability to comply with applicable capital and liquidity requirements, including our ability to generate liquidity internally or raise capital on favorable terms;

•regulatory limits on our ability to receive dividends from our subsidiaries and pay dividends to shareholders;

•changes and direction of government policy toward and intervention in the U.S. financial system;

•natural disasters and adverse weather, acts of terrorism, regional or national civil unrest, cyber-attacks, an outbreak of hostilities, a public health outbreak (such as COVID-19) or other international or domestic calamities, and other matters beyond our control;

•the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory or compliance risk resulting from developments related to any of the risks discussed above; and

•other factors that are discussed in our filings with the Securities and Exchange Commission (the “SEC”).

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this document. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which will arise. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise . In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROPOSAL 1

APPROVAL OF THE POTENTIAL ISSUANCE OF GREATER THAN 19.99% OF THE COMPANY’S OUTSTANDING COMMON STOCK UPON CONVERSION OF SERIES C PREFERRED STOCK

Background of the Private Placement

On October 10, 2020, we entered into an Investment Agreement (the “Investment Agreement”) with T-VIII PubOpps LP, a Delaware limited partnership (“T-VIII PubOpps”) and an affiliate of investment funds managed by Stone Point Capital LLC (“Stone Point”). Pursuant to the Investment Agreement, we agreed to issue and sell to T-VIII PubOpps in a private placement (the “Private Placement”) (i) 2,770,083 shares of the Company’s Common Stock for $40 million, or a price per share of approximately $14.44, (ii) 650 shares of Series C Preferred Stock, which will be convertible in accordance with the Certificate of Designation (as defined below), into shares of Common Stock or a future series of Non-Voting Common Stock at a conversion price of $13.75 per share and have a quarterly dividend (in cash or in kind) at an annualized rate of 6.75%, for $65 million, or a price per share of $100,000, and (iii) warrants (the “Warrants”) exercisable for an aggregate of 922,438 shares of Common Stock or a future series of Non-Voting Common Stock at an exercise price of $17.50 per share. T-VIII PubOpps will not be entitled to acquire additional shares of the Company’s Common Stock through a conversion of the Series C Preferred Stock or exercise of the Warrants. The Private Placement is exempt from SEC registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D thereunder. The Company expects the net proceeds from the Private Placement to be approximately $100.3 million after the payment of fees and expenses related to the Private Placement, and intends to use the net proceeds for general corporate purposes in support of its growth strategy for its TriState Capital Bank and Chartwell Investment Partners businesses.

The Company’s decision to enter into the Private Placement followed a careful review of available options for raising capital. After identifying and meeting with a number of high quality, sophisticated investors, the Company selectively chose a thoughtful, long-term partner in Stone Point, a financial services-focused private equity firm which has raised and managed eight private equity funds - the Trident Funds - with aggregate committed capital of more than $26 billion. Stone Point targets investments in companies in the global financial services industry and related sectors, which we believe presents opportunities to complement the Company’s growing network of financial intermediaries. In addition, as discussed below, Stone Point will be entitled to designate a director to the Board within 60 days of the Private Placement, which the Company expects will complement the strength of the Board. Further, the Company structured the Private Placement in order to meet the capital needs of its highly differentiated business model and views the Private Placement as providing efficient access to capital to support its continued growth. Consistent with prior disclosures, the Board determined that the net proceeds from the Private Placement would provide valuable funding to support the continued execution of the Company’s growth strategy for its TriState Capital Bank and Chartwell Investment Partners businesses. With Stone Point’s investment, the Company believes it will be well positioned to achieve its immediate growth objectives.

The material terms of the Series C Preferred Stock are discussed below. The Company intends to seek shareholder approval at its 2021 Annual Meeting of Shareholders to amend its Amended and Restated Articles of Incorporation (as amended, the “Articles”) to establish a series of Non-Voting Common Stock. If approved, the Company would be authorized to issue both its existing Common Stock and the Non-Voting Common Stock. All references herein to “Common Stock” are to the Company’s existing voting Common Stock. The Non-Voting Common Stock would have the same rights, privileges and preferences as the Common Stock, except the Non-Voting Common Stock would have no voting rights other than with respect to an amendment to the Articles that would significantly and adversely affect such holders or the approval of certain liquidation events of the Company. Upon any Permitted Regulatory Transfer (as defined below), each share of Non-Voting Common Stock would automatically convert into one share of Common Stock.

On the terms and subject to the conditions set forth in the Investment Agreement, at the closing of the Private Placement (the “Closing” and the date on which the Closing occurs, the “Closing Date”), or within 60 days of the Closing Date, T-VIII PubOpps will be entitled to designate one representative (the “Board Representative”) to be appointed to the Board and the board of directors of TriState Capital Bank (the “Bank Board”). The Board Representative will be appointed as a “Class II” director. Following the expiration of the Board Representative’s initial term, so long as T-VIII PubOpps and its affiliates beneficially own at least 4.5% of the Company’s outstanding shares of Common Stock (including shares issuable to any person upon conversion of the Series C Preferred Stock or exercise of the Warrants, whether or not then convertible or exercisable), the Company will be required to include an individual selected by T-VIII PubOpps in the Company’s slate of director nominees, recommend to its shareholders that the Company’s shareholders vote in favor of electing such individual to the Board and solicit proxies for such person to the same extent it does for any of its other nominees. If such individual is elected to the Board, the Company shall cause such individual to be appointed to the Bank Board.

In addition, upon Closing, the Company will enter into a Registration Rights Agreement with T-VIII PubOpps (the “Registration Rights Agreement”) pursuant to which T-VIII PubOpps and certain future holders will be entitled to customary registration rights with respect to the Common Stock issued pursuant to the Investment Agreement and any shares of Common Stock or, if created, Non-Voting Common Stock issued or issuable upon conversion of the Series C Preferred Stock or exercise of the Warrants.
Reasons for Requesting Shareholder Approval

Nasdaq Marketplace Rule 5635(d) (“Nasdaq Rule 5635(d)”) requires that a company with securities listed on Nasdaq obtain shareholder approval of the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the then outstanding shares of common stock or 20% or more of the voting power before the issuance of such additional shares (the “20% Cap”) at a price that is less than the lower of: (i) the closing price, as reported on Nasdaq, immediately preceding the signing of the binding agreement, and (ii) the average closing price of the common stock, as reported on Nasdaq, for the five trading days immediately preceding the signing of the binding agreement.

As of September 30, 2020, there were 29,828,143 shares of Common Stock issued and outstanding. Assuming the conversion of all of the Series C Preferred Stock to be issued in the Private Placement (including shares issuable in connection with in-kind dividend payments to the holder of such shares) and the exercise of all of the Warrants to be issued in the Private Placement, a total of 9,423,430 shares of Common Stock (or, if created, Non-Voting Common Stock) would be issued, representing approximately 31.6% of the shares outstanding as of September 30, 2020.

On a fully diluted basis, assuming issuance of the maximum number of shares of Common Stock, such shares would represent approximately 24.0% of the shares outstanding. Notwithstanding these percentages, a substantial majority of the shares issuable pursuant to the Private Placement would only be issuable upon conversion of the Series C Preferred Stock (including the conversion of any additional shares of Series C Preferred Stock that are issued as in-kind dividend payments). Due to the potential conversion of the Series C Preferred Stock, the aggregate number of shares of the Company’s Common Stock or, if created, Non-Voting Common Stock issuable in connection with the Private Placement exceeds the 20% Cap as of the date of the Investment Agreement. Notwithstanding the foregoing, under the terms of the Investment Agreement at no time may funds managed by Stone Point own, control or have the power to vote 10% or more of the Company's voting securities.

The Company is required to obtain shareholder approval of Proposal 1 because the 20% Cap is exceeded and the $13.75 conversion price of the Series C Preferred Stock is less than both (i) the closing price of the Company’s Common Stock immediately preceding the signing of the Investment Agreement and (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the Investment Agreement (together, the “Minimum Price”). Although the price of the Common Stock to be sold in the Private Placement is $14.44 per share, equal to the closing price of the Common Stock on the trading day prior to execution of the Investment Agreement, and the Warrants will be exercisable at a price of $17.50 per share, representing a premium of approximately 21% to the closing price of the Common Stock on the trading day prior to execution of the Investment Agreement, the weighted average price for all of the Common Stock (or, if created, Non-Voting Common Stock) that is potentially issuable is below the Minimum Price. Accordingly, the Company is required under Nasdaq Rule 5635(d) to seek shareholder approval for the potential issuance of Common Stock (or, if created, Non-Voting Common Stock) in excess of the 20% Cap upon conversion of the Series C Preferred Stock. As described below in more detail, the conversion price of the Series C Preferred Stock was set at approximately a 4.78% discount to the last reported price of the Company’s Common Stock due to certain features of the Series C Preferred Stock which the Company believes were advantageous, including its dividend rate, restrictions on transfer and conversion and the Company’s right to effect a mandatory conversion in certain circumstances.

Effect of Shareholder Approval

If the Company’s shareholders approve this Proposal 1, the holders of Series C Preferred Stock and Warrants will be able to convert the Series C Preferred Stock or exercise the Warrants, as applicable, in accordance with the terms of the Certificate of Designation and the terms of the Warrants, as applicable. Under the Investment Agreement, the Closing is not conditioned on the approval of this Proposal 1 by the Company’s shareholders, but the Closing is conditioned upon the shares of Common Stock to be issued at the Closing and the shares of Common Stock issuable upon conversion of the Series C Preferred Stock and/or exercise of the Warrants being authorized for listing on the Nasdaq Global Select Market. Accordingly, if shareholders do not approve this Proposal 1, there can be no assurance that the Private Placement will be consummated on the terms set forth in the Investment Agreement.

Consequences Associated with the Approval of this Proposal

Possible Conversion of the Series C Preferred Stock into Common Stock and Exercise of the Warrants for Shares of Common Stock. Each share of Series C Preferred Stock may be converted into shares of the Company’s Common Stock or, if created, Non-Voting Common Stock, pursuant to the terms of the Certificate of Designation for an initial conversion price of $13.75 per share. Conversion of all of the shares of Series C Preferred Stock to be issued in the Private Placement would result in the issuance of an aggregate of 4,727,272 shares of the Company’s Common Stock or, if created, Non-Voting Common Stock, as applicable. If holders of the Series C Preferred Stock choose to receive dividends in the form of additional shares of Series C Preferred Stock and all 138 shares of Series C Preferred Stock to be authorized as dividends are issued, an additional 1,003,636 shares of the Company’s Common Stock or, if created, Non-Voting Common Stock could be issuable upon conversion of such shares. Exercise of all of the Warrants to be issued in the Private Placement would result in the issuance of an aggregate of 922,438 additional shares of the Company’s Common Stock or, if created, Non-Voting Common Stock, as applicable. The rights and privileges associated with the Common Stock or, if created, Non-Voting Common Stock issuable upon conversion of the Series C Preferred Stock and/or exercise of the Warrants will be identical to the rights and privileges associated with the Common Stock or Non-Voting Common Stock, as applicable.

Dilution. If shareholder approval is received, conversion of the Series C Preferred Stock and exercise of the Warrants may result in the issuance of shares of the Company’s Common Stock or, if created, Non-Voting Common Stock, as applicable, above the 20% Cap. As a result, there may be a dilutive effect on the earnings per share of the Common Stock in connection with any conversions of Series C Preferred Stock or exercise of Warrants in the future that would result in Common Stock or, if created, Non-Voting Common Stock, being issued in excess of the 20% Cap.

Market Effects. In accordance with the Registration Rights Agreement, the Company intends to file a resale registration statement with the SEC to enable the holders of the Series C Preferred Stock and the Warrants to freely sell their shares of Common Stock or, if created, Non-Voting Common Stock to be issued upon conversion of the Series C Preferred Stock or exercise of the Warrants, as applicable. If significant quantities of the Common Stock or, if created, Non-Voting Common Stock are sold, or if it is perceived that they may be sold, the trading price of the Common Stock or Non-Voting Common Stock could be adversely affected.

Consequences Associated with the Failure to Approve this Proposal

We May Not be Able to Consummate the Private Placement on its Existing Terms. Under the Investment Agreement, the Closing is not conditioned on the approval of this Proposal 1 by the Company’s shareholders, but the Closing is conditioned upon the shares of Common Stock to be issued at the Closing and the shares of Common Stock issuable upon conversion of the Series C Preferred Stock and/or exercise of the Warrants being authorized for listing on the Nasdaq Global Select Market. Accordingly, if shareholders do not approve this Proposal 1, there can be no assurance that the Private Placement will be consummated on the terms set forth in the Investment Agreement. In addition, if shareholders do not approve this Proposal 1, the Company can’t provide assurance that it would be successful in raising funds pursuant to additional equity or debt financings or that such funds could be raised at prices that would not create substantial dilution for the Company’s existing shareholders.

Terms of the Series C Preferred Stock

In connection with the Closing, the Company will file a Certificate of Designation (the “Certificate of Designation”) to designate 788 shares of authorized preferred stock of the Company as the Series C Preferred Stock. Each share of Series C Preferred Stock will have a liquidation preference of $100,000 per share and be entitled to receive, when, as and if declared by the Board, non-cumulative dividends (in cash or in kind) based on the aggregate liquidation preference of all shares of Series C Preferred Stock at a per share rate equal to 6.75% per annum, for each quarterly dividend period occurring from, and including, the Closing Date, in cash or additional shares of Series C Preferred Stock.

The Series C Preferred Stock will rank pari passu with the Company’s outstanding 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock and 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock. The Company will not have redemption rights with respect to the Series C Preferred Stock.

The Series C Preferred Stock will be convertible into shares of Common Stock when transferred (i) in a Widespread Public Offering (as defined in the Certificate of Designation), (ii) to the Company, (iii) in a transfer (or group of associated transferees) in which no transferee would receive 2% or more of the outstanding securities of any class of voting securities of the issuing company or (iv) to a transferee that would control more than 50% of every class of voting securities of the issuing company without any transfer from the person (a “Permitted Regulatory Transfer”). Pursuant to the terms of the Investment Agreement and consistent with applicable banking regulations, at no time may funds managed by Stone Point own, control or have the power to vote 10% or more of the Company’s voting securities.

After the second anniversary of the Closing Date, any holder can convert its Series C Preferred Stock into, if created, Non-Voting Common Stock. The conversion rate for each share of Series C Preferred Stock will be determined by dividing the liquidation preference, which is $100,000 per share, by the conversion price, which is $13.75, subject to customary anti-dilution provisions. Following the 36-month anniversary of the Closing Date, the Company will have the right, if the Non-Voting Common Stock is created, to effect a mandatory conversion of the Series C Preferred Stock held by T-VIII PubOpps into shares of Non-Voting Common

Stock, subject to certain conditions, including that the daily volume-weighted average price per share of the Common Stock exceeds the applicable conversion price for 20 of the 30 consecutive trading days after such anniversary and immediately prior to the conversion date.

The vote or consent of the holders of at least 66 2/3% of the shares of Series C Preferred Stock outstanding at such time, voting together with all other classes and series of parity securities, is required (i) in order for the Company to amend, alter or repeal any provision of the Articles (including the Certificate of Designation) or the Company’s By-Laws, as amended (the “By-Laws”), in a manner that would significantly and adversely alter or change the powers, preferences or special rights of the Series C Preferred Stock, (ii) in order for the Company to amend or alter the Articles (including the Certificate of Designation) to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series C Preferred Stock in the payment of dividends or distribution of assets in any liquidation, dissolution or winding up of the Company or (iii) for any voluntary liquidation, dissolution or winding up of the Company, subject to certain exceptions.

Upon certain change of control events involving the Company, the Series C Preferred Stock will become convertible, at the option of the holders, into the kind of securities, cash and other property receivable in such transaction by a holder of the number of shares of Common Stock into which each share of Series C Preferred Stock would be convertible.

The terms of the Series C Preferred Stock are more fully described in the Certificate of Designation, a form of which is included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 13, 2020 and incorporated by reference herein.

Terms of the Warrants

The Warrants are exercisable at a price of $17.50 per share for an aggregate of 922,438 shares of either (i) Common Stock upon the exercise of the Warrants (a) by T-VIII PubOpps or any of its affiliates only in the event of a Permitted Regulatory Transfer, in which case the shares of Common Stock so issuable upon such exercise will be issued to the transferee and not to T-VIII PubOpps or (b) by a third-party holder following a Permitted Regulatory Transfer, or (ii) Non-Voting Common Stock, if created, upon the exercise of the Warrants by T-VIII PubOpps or a third-party transferee, whether or not such transferee receives the Warrants in a Permitted Regulatory Transfer. The number of shares of Common Stock or, if created, Non-Voting Common Stock issuable upon exercise of the Warrants and the exercise price of the Warrants is subject to certain customary anti-dilution adjustments provided under the Warrants. The Warrants expire seven years after the Closing Date.

The terms of the Warrants are more fully described in the Warrant, a form of which is included in Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 13, 2020 and incorporated by reference herein.

Recommendation of the Board

This proposal will be considered approved if a majority of votes cast at the Special Meeting vote in favor of the proposal. You may vote “For,” “Against” or “Abstain” from voting on this proposal.

The Board of Directors unanimously recommends a vote “FOR” approval of this Proposal 1.

PROPOSAL 2

APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO APPROVE PROPOSAL 1 AT THE TIME OF THE SPECIAL MEETING OR IN THE ABSENCE OF A QUORUM

The Company is asking you to vote to approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum.

If the Company’s shareholders approve this Proposal 2, the Company could adjourn the Special Meeting and any reconvened session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from shareholders that have previously returned properly executed proxies voting against approval of Proposal 1. Among other things, approval of Proposal 2 could mean that, even if the Company had received proxies representing a sufficient number of votes against approval of Proposal 1 such that Proposal 1 would be defeated, the Company could adjourn the Special Meeting without a vote on the approval of such proposal and seek to convince the holders of those shares to change their votes to votes in favor of approval of such proposal. Additionally, the Company may seek to adjourn the Special Meeting if a quorum is not present.

The Board believes that it is in the best interests of the Company and its shareholders to be able to adjourn the Special Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in respect of the approval of Proposal 1 if there are insufficient votes to approve any such proposal at the time of the Special Meeting or in the absence of a quorum.

Recommendation of the Board

This proposal will be considered approved if a majority of votes cast at the Special Meeting vote in favor of the proposal. You may vote “For,” “Against” or “Abstain” from voting on this proposal.

The Board of Directors unanimously recommends a vote “FOR” approval of this Proposal 2.

BENEFICIAL OWNERSHIP

The following table provides information regarding the beneficial ownership of the Company’s Common Stock as of October 31, 2020, for:

•each person known to us to be the beneficial owner of more than five percent of our Common Stock;
•each of our directors and named executive officers (“NEOs”); and
•all directors and NEOs, as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, based and in reliance on information filed with the SEC, in our files or furnished to us, including for any non-insider, filings made under Section 13 of the Exchange Act. Except as indicated by the footnotes below, we believe, based on that information, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. The share ownership figures of directors and NEOs in the table may include unvested shares of Restricted Stock granted under our 2014 Omnibus Incentive Plan that are subject to forfeiture and transfer restrictions until they vest. Unless otherwise noted, the address for each shareholder listed on the table below is: c/o TriState Capital Holdings, Inc., One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, Pennsylvania 15219.

The table below calculates the percentage of beneficial ownership of our Common Stock based on 29,825,057 shares of Common Stock outstanding as of October 31, 2020, except as follows. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options or other convertible or exercisable securities held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of October 31, 2020; however, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

	Shares of Common Stock
Name of Beneficial Owner	Number Excluding Options	Options(1)	Percent Excluding Options	Percent(2)
Greater than 5% Shareholders
BlackRock, Inc. (3)	2,797,603	—	9.4%	9.4%
Dimensional Fund Advisors LP (4)	1,597,042	—	5.4%	5.4%
Brown Advisory Inc. (5)	1,565,200	—	5.2%	5.2%
Directors and Named Executive Officers
David L. Bonvenuto (6)	23,421	—	*	*
Anthony J. Buzzelli	28,000	4,000	*	*
Helen Hanna Casey (7)	82,875	24,000	*	*
David J. Demas (8)	79,134	—	*	*
E.H. (Gene) Dewhurst	31,301	18,000	*	*
James J. Dolan (9)	62,457	6,000	*	*
Audrey P. Dunning	6,412	—	*	*
Brian S. Fetterolf (10)	321,881	—	1.1%	1.1%
James F. Getz (11)	1,468,004	—	4.9%	4.9%
Michael R. Harris	7,753	—	*	*
Timothy J. Riddle (12)	273,916	—	*	*
Kim A. Ruth (13)	17,000	—	*	*
A. William Schenck III (14)	109,225	—	*	*
John B. Yasinsky (15)	45,500	12,000	*	*
All directors and NEOs as a group (14 persons)	2,556,879	64,000	8.6%	8.8%
*    Represents less than 1%.
(1)Represents shares subject to options granted under the 2006 Stock Option Plan or the 2014 Omnibus Incentive Plan that are currently exercisable or exercisable within 60 days of October 31, 2020.
(2)Percentage calculated based on number of shares outstanding as of October 31, 2020, plus the shares subject to options currently exercisable or exercisable within 60 days of October 31, 2020, for the named person or group but for no other person or group.

(3)Based upon Form 13F filed with the SEC on November 6, 2020, as of September 30, 2020, BlackRock, Inc. has sole voting power with respect to 2,649,808 shares of our Common Stock and power to dispose or to direct the disposition of 2,797,603 shares of our Common Stock. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(4)Based upon Form 13F filed with the SEC on November 12, 2020, as of September 30, 2020, Dimensional Fund Advisors LP has sole voting power with respect to 1,502,218 shares of our Common Stock and power to dispose or to direct the disposition of 1,597,042 shares of our Common Stock. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional Fund Advisors LP disclaims beneficial ownership of such securities. The business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX, 78746.
(5)Based upon Form 13F filed with the SEC on November 16, 2020, as of September 30, 2020, Brown Advisory Inc. has sole voting power with respect to 1,558,030 shares of our Common Stock and power to dispose or to direct the disposition of 1,565,200 shares of our Common Stock. The business address of Brown Advisory Inc. is 901 South Bond Street, Suite #4400, Baltimore, MD 21231.
(6)In addition to Common Stock owned, Mr. Bonvenuto owns 1,000 depositary shares representing a 1/40th interest in our 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value.
(7)Includes 28,820 shares held by Ms. Casey jointly of record with her spouse, Stephen Casey. In addition to Common Stock owned, Ms. Casey owns 20,000 depositary shares representing a 1/40th interest in our 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, no par value.
(8)Includes 8,000 shares held in an IRA account in the name of Mr. Demas’s spouse, Shannon L. Hungerford; 3,000 shares held by Mr. Demas jointly of record with his spouse; and 3,200 shares held in an IRA account in Mr. Demas’s name. In addition to Common Stock owned, Mr. Demas owns 3,450 depositary shares representing a 1/40th interest in our 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value (1,000 of which are held in an IRA account in the name of Mr. Demas’s spouse, Shannon L. Hungerford) and 1,100 depositary shares representing a 1/40th interest in our 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, no par value, held in an IRA account in the name of Mr. Demas’s spouse, Shannon L. Hungerford.
(9)Includes 33,632 shares held by Mr. Dolan jointly of record with his spouse, Patricia D. Dolan; 8,200 shares held by Mr. Dolan’s spouse individually, with respect to which Mr. Dolan disclaims beneficial ownership; and 2,500 shares held by Charles Schwab and Co, Inc., Custodian of James J. Dolan Roth Contributory IRA. In addition to Common Stock owned, Mr. Dolan owns 9,000 depositary shares representing a 1/40th interest in our 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, no par value, held by Mr. Dolan jointly of record with his spouse, Patricia D. Dolan and 8,700 depositary shares representing a 1/40th interest in our 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, no par value, held by Mr. Dolan’s spouse individually, with respect to which Mr. Dolan disclaims beneficial ownership.
(10)Includes 84,472 shares held by Mr. Fetterolf jointly of record with his spouse, Jennifer Fetterolf; 13,334 shares held by Trust for Donald L. Fetterolf for which Mr. Fetterolf serves as one of two trustees and is a beneficiary of the trust; and 10,750 shares held by Crosshair Ventures, L.P. for which Mr. Fetterolf is the President of and has an interest in its general partner. In addition to Common Stock owned, Mr. Fetterolf owns 4,000 depositary shares representing a 1/40th interest in our 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value, and 1,000 depositary shares representing a 1/40th interest in our 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, no par value. Since October 31, 2020, Mr. Fetterolf and his wife have jointly acquired an additional 667 shares of Common Stock.
(11)Includes 145,508 shares held by Stephens Inc., FBO James F. Getz Individual Retirement Account; 347,173 shares held by Getz Enterprises, L.P. of which Mr. Getz is the General Partner (all of which are pledged as collateral by Getz Enterprises, L.P.); and 549,210 shares held by Mr. Getz jointly of record with his spouse, Elinor M. Getz (357,827 of which are pledged as collateral by Mr. and Mrs. Getz).
(12)Includes 6,500 shares held by Mr. Riddle’s son individually, with respect to which Mr. Riddle disclaims beneficial ownership.
(13)Includes 5,000 shares held by Ms. Ruth jointly of record with her spouse, David Ruth.
(14)Includes 100,000 shares held by the A. William Schenck III Revocable Trust for which Mr. Schenck serves as Trustee; 8,700 shares held by Mr. Schenck jointly of record with his spouse, Mikell Schenck; and 400 shares held as custodian for the benefit of Mr. Schenck’s four grandchildren.
(15)Includes 27,500 shares held by Mr. Yasinsky jointly of record with his wife, Marlene A. Yasinsky.

We have adopted a comprehensive and detailed insider trading policy that regulates trading by our insiders, including the NEOs and directors. Among other things, our executive officers and directors are prohibited from holding our Common Stock in margin accounts or pledging our Common Stock as collateral for a loan; provided, however, that our General Counsel may on a case-by-case basis grant an exception to the prohibition against holding our securities in a margin account or pledging our Common Stock as collateral for a loan (not including margin debt) if the executive officer or director can clearly demonstrate the financial capacity to repay the loan without resort to the pledged Common Stock.

ADDITIONAL INFORMATION

Shareholder Nominees for Director

Shareholders may submit nominees for director in accordance with the Company’s By-Laws. Under the By-Laws, a shareholder’s notice to nominate a director must be in writing and set forth (1) as to each proposed nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (2) as to such shareholder, the shareholder’s name and address, and the class and number of shares of Common Stock that are beneficially owned by such shareholder. Nominations for director for the 2021 Annual Meeting of Shareholders must be delivered no later than 60 days prior to the anniversary date of the 2020 Annual Meeting or March 30, 2021. Nominations should be directed to: TriState Capital Holdings, Inc., One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, Pennsylvania 15219, ATTN: Corporate Secretary.

Shareholder Proposals for 2021

Shareholders interested in submitting a proposal for inclusion in the proxy materials for our 2021 Annual Meeting of Shareholders in 2021 may do so by following the procedures prescribed in Exchange Act Rule 14a-8. Such proposal and supporting statements, if any, must be received by us at our principal executive offices, located at: TriState Capital Holdings, Inc., One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, Pennsylvania 15219, ATTN: Corporate Secretary, no later than the close of business on December 10, 2020. Any such proposal must comply with the requirements of Exchange Act Rule 14a-8.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means additional convenience for shareholders and cost savings for companies by reducing printing and postage costs.

This year, we expect that a number of brokers with account holders who are holders of shares of our Common Stock will be “householding” our proxy materials. A single set of printed proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received by us from the affected shareholders. If you have received a notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of printed proxy materials, please notify your broker or us. Direct your written request to TriState Capital Holdings, Inc., One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, Pennsylvania 15219, ATTN: Corporate Secretary. Shareholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Annual Report

We filed our Annual Report on Form 10-K with the SEC on February 24, 2020. Shareholders may obtain a copy of our Annual Report on Form 10-K, including the financial statements, without charge, by writing to our investor relations department at our principal executive office located at One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, Pennsylvania 15219. Our Annual Report on Form 10-K and the other filings that we make with the SEC is also available on our website at https://investors.tristatecapitalbank.com/annual-meeting-materials. Upon written request, we will furnish to any shareholder, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2019.

Other Matters

Management knows of no other matters to be brought before the Special Meeting. However, should any other matter requiring a vote of the shareholders properly come before the meeting, the persons named in the enclosed proxy will vote the shares represented by the proxies on such matter as determined by a majority of the Board. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this proxy statement from the date we file that document. We incorporate by reference into this proxy statement the following documents or information filed with the SEC (File No. 001-35913) other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules:

•our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 24, 2020; and

•our Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 11, 2020, August 5, 2020 and November 9, 2020, respectively.

Any documents incorporated by reference into this proxy statement are available without charge to you, upon written request on the Internet at www.tristatecapitalbank.com or upon written or oral request by contacting our Investor Relations department at TriState Capital Holdings, Inc., One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, PA 15219, ATTN: Investor Relations, (412) 304-0304. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

TRISTATE CAPITAL HOLDINGS, INC. - SPECIAL MEETING OF SHAREHOLDERS, DECEMBER 30, 2020

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.Via the Internet at www.cesvote.com and follow the instructions.
or
2.Call toll free 1-888-693-8683 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
3.Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY
TRISTATE CAPITAL HOLDINGS, INC.
SPECIAL MEETING OF SHAREHOLDERS
DECEMBER 30, 2020
8:00 a.m., Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The signer hereby appoints James F. Getz, Brian S. Fetterolf and Karla Villatoro de Friedman, or any successors thereto, each with full powers of substitution, to act as attorney and proxy for the signer to vote all shares of the common stock (“TriState Capital Common Stock”) of TriState Capital Holdings, Inc. (“TriState Capital”), which the signer is entitled to vote at the Special Meeting of Shareholders (the “Meeting”), to be held in a virtual-only format at https://www.issuerdirect.com/virtual-event/tsc on Wednesday, December 30, 2020, at 8:00 a.m., Eastern Time, and at any and all adjournments thereof, as indicated on the reverse hereof.

    Only the shareholders of record on November 23, 2020, are entitled to notice of, attend and to vote at the Special Meeting or any adjournment thereof.
    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

    The Board of Directors of TriState Capital recommends that you vote “FOR” the approval, for purposes of Nasdaq Rule 5635(d), of the potential issuance of greater than 19.99% of TriState Capital’s outstanding Common Stock upon conversion of the Series C Preferred Stock (“Proposal 1”), and “FOR” the approval of one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of the Special Meeting or in the absence of a quorum (“Proposal 2”).

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET, TELEPHONE OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

REVOCABLE PROXY
TRISTATE CAPITAL HOLDINGS, INC.
SPECIAL MEETING OF SHAREHOLDERS DECEMBER 30, 2020

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1.	By Internet; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Mail.
To Vote by Internet:
Go to www.cesvote.com prior to 3:00 a.m., Eastern Time, on December 30, 2020. (Use Control Number at the bottom of the page)
To Vote by Telephone:
Call 1-888-693-8683 Toll-Free on a Touch-Tone Phone any time prior to 3:00 a.m., Eastern Time, on December 30, 2020. (Use Control Number at the bottom of the page)
Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.
Mark here if you plan to attend the meeting.	☐
Mark here for address change.	☐

Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL
PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES
AS IN THIS EXAMPLE
	For	Against	Abstain	For	Against	Abstain
1. APPROVAL, FOR PURPOSES OF NASDAQ RULE 5635(D), OF THE POTENTIAL ISSUANCE OF GREATER THAN 19.99% OF THE COMPANY’S OUTSTANDING COMMON STOCK UPON CONVERSION OF SERIES C PREFERRED STOCK	☐	☐	☐
2. APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO APPROVE PROPOSAL 1 AT THE TIME OF THE SPECIAL MEETING OR IN THE ABSENCE OF A QUORUM
				☐	☐	☐

The signer acknowledges receipt from TriState Capital prior to execution of this proxy of the Notice of Special Meeting and the proxy statement. The signer hereby revokes any and all proxies heretofore given with respect to the signer’s shares of TriState Capital Common Stock.

Date

Please be sure to date and sign this proxy card in the box below.
Should the signer be present and elect to vote at the meeting or at any adjournment thereof and after notification to the Corporate Secretary of TriState Capital at the special meeting of the shareholders’ decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

Sign above	Co-holder (if any) sign above

Where shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.	Control Number